UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 2, 2026

SPECTRAL CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Fifth Ave, Suite 4200, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 262-7799

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Spectral Capital Corporation is referred to herein as the “Company”, “us”, “we”, or “our”.

Item 5.02 Appointment of Principal Officer; Election of Directors

On January 3, 2026, the Board of Directors of Spectral Capital Corporation (the “Company”) appointed Daniel Gilcher, age 39, as Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer of the Company, effective January 3, 2026.

Mr. Gilcher currently serves as Chief Financial Officer and a Director of Mexedia, an Italian listed technology and communications company, and previously served as Interim Chief Financial Officer and a Director of Nuvo, an Israel-based healthcare company. He has served on the boards of several international companies and has been a member of audit and remuneration committees. Mr. Gilcher has extensive experience preparing companies for going-public transactions and has led the full lifecycle of mergers and acquisitions, including due diligence, negotiation, and post-merger integration. His background also includes capital raising across equity, debt, and complex financial instruments.

Earlier in his career, Mr. Gilcher worked in investment analysis and portfolio management at Shareholder Value Management AG. He holds a Ph.D. in Empirical Finance from EBS Business School, an MBA from the Indian Institute of Management Ahmedabad, an M.Sc. in Finance from EBS Business School, and an M.A. from Johannes Gutenberg University Mainz. His academic research has been published in peer-reviewed journals.

There are no arrangements or understandings between Mr. Gilcher and any other person pursuant to which he was selected as an officer or director of the Company.  Mr. Gilcher has no family relationships with any director or executive officer of the Company.

Mr. Gilcher’s compensation arrangements will be disclosed in a subsequent filing.

Related-Person Transaction Disclosure (Regulation S-K Item 404)

In connection with the Company’s previously disclosed acquisition of 42 Telecom, Mr. Gilcher received 400,000 shares of the Company’s common stock as part of the consideration in that transaction.

The issuance of the shares occurred on August 1, 2025, pursuant to the definitive agreement governing the acquisition of 42 Telecom and occurred prior to Mr. Gilcher’s appointment as an executive officer of the Company. The Company did not receive any cash proceeds in connection with the issuance.

The shares were issued as transaction consideration in the acquisition of 42 Telecom and were not issued as compensation for services. The transaction was approved by the Company’s Board of Directors.

Other than the transaction described above, there are no related-person transactions involving Mr. Gilcher that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2026, our Board of Directors appointed Daniel Gilcher as the Company’s Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRAL CAPITAL CORPORATION

Date: January 5, 2026	By:	/s/ Jenifer Osterwalder
	Name:	Jenifer Osterwalder
	Title:	Chief Executive Officer